Exhibit 99.1

NEWS RELEASE
PARSLEY ENERGY ANNOUNCES SECOND QUARTER 2019 FINANCIAL AND OPERATING RESULTS; TIGHTENS CAPITAL BUDGET RANGE, RAISES PRODUCTION GUIDANCE,
AND LOWERS UNIT COST ESTIMATES
AUSTIN, Texas, August 6, 2019 – Parsley Energy, Inc. (NYSE: PE) (“Parsley,” “Parsley Energy,” or the “Company”) today announced financial and operating results for the quarter ended June 30, 2019. The Company has posted a presentation to its website that supplements the information in this release.
Second Quarter 2019 Highlights

•	Net oil production increased 10% quarter-over-quarter and 28% year-over-year to 86.6 MBo per day. Total net production averaged 140.1 MBoe per day.

•	The Company registered favorable trends in operating costs during the second quarter of 2019.

◦
Parsley reported lease operating expense (“LOE”) per Boe of $3.35, representing a Company-record level and an 8% reduction versus 1Q19. Parsley is lowering full-year 2019 LOE per Boe guidance from $3.50-$4.50 to $3.40-$3.90.

◦
Both general and administrative expense (“G&A”) per Boe and cash based G&A per Boe(1), which excludes stock-based compensation expense, decreased quarter-over-quarter and year-over-year to $2.74 and $2.35, respectively, representing Company-record levels in each case. Parsley is lowering full-year 2019 cash G&A per Boe guidance from $2.75-$3.25 to $2.60-$2.90.

•	Parsley is tightening its 2019 capital budget guidance from $1.35-$1.55 billion to $1.40-$1.49 billion.

•
The Company is increasing full-year 2019 net oil production guidance from 80.0-85.0 MBo per day to 85.0-86.5 MBo per day. At the midpoint, the updated range translates to estimated year-over-year organic growth of nearly 25%.

Summary Comment and Outlook
“When we unveiled our 2019 development plan, we pointed to this year representing a critical next step in Parsley’s corporate evolution. We set a course aiming to take a step forward to sustainable free cash flow, while delivering a step-change improvement in capital efficiency,” said Matt Gallagher, Parsley’s President and CEO. “I am proud of the strides we have made on our 2019 action plan and our updated guidance ranges reflect the high level of execution delivered across the organization. We are now positioned to generate free cash flow for the remainder of the year, which will cement a core tenet of our 2019 action plan. Furthermore, I am excited that Parsley Energy is now on a trajectory toward growing free cash flow, ultimately increasing visibility for the return of capital to shareholders.”
Operational Update
Activity Overview
During the second quarter of 2019, the Company spud 41 and placed on production 39 gross operated horizontal wells. Parsley’s working interest on wells placed on production was approximately 99%, with an average completed lateral length of approximately 9,750 feet. Completion activity was weighted toward the Midland Basin, where the Company placed on production 33 gross operated horizontal wells, with the remainder placed on production in the Delaware Basin. Parsley expects that development activity will remain weighted to the Midland Basin for the remainder of the year, consistent with prior commentary.
Parsley maintained operational momentum during the second quarter of 2019, including an 8% improvement in drilling efficiency(2) compared to the first quarter of 2019. These drilling efficiency gains enabled the Company to drop from 12 development rigs to 11 development rigs in mid-June. Parsley expects to run a maximum of 11 development rigs and three-to-four frac spreads through the end of 2019. Parsley intends to proactively manage its schedule to adhere to its full-year capital budget expectations and preserve operational momentum into 2020.
“Our 2019 action plan sought to build upon operational efficiency gains captured during 2018. Our teams are delivering on this key objective, and we are now generating more footage with less equipment,” said David Dell’Osso, Parsley’s COO. “Importantly, this incremental footage coincides with a commitment to a narrowed capital budget range, translating to a more capital efficient program in 2019. Finally, Parsley is targeting a consistent capital investment pace through the end of the year as the Company expects to carry operational momentum into next year.”

Notable Well Results
Parsley’s returns-focused strategy targeted increased development activity in its Upton County area during 2019. Over the past six months, Upton County has been the Company’s most active area with 25 wells turned to production. These recent wells included three wells on the Hanks Family lease, which were completed in the Wolfcamp B zone with an upsized proppant loading of approximately 2,400 pounds per lateral foot. Early results from these three 6,500’ lateral wells are promising, with 30-day peak production rates averaging 1,342 Boe/d (74% oil). More broadly, the Company’s 2019 Upton County wells are delivering encouraging early results in the aggregate, registering a higher oil productivity than comparable 2018 wells.
Financial Update
Healthy execution in 2Q19 translated to strong performance in key financial measures.
Profitability
During 2Q19, the Company recorded net income attributable to its stockholders of $115.9 million, or $0.41 per share. Excluding, on a tax-adjusted basis, certain items that the Company does not view as indicative of its ongoing financial performance, adjusted net income for 2Q19 was $90.4 million, or $0.32 per share.(1)
Adjusted earnings before interest, income taxes, depreciation, depletion, amortization, and exploration expense (“Adjusted EBITDAX”) for 2Q19 was $368.4 million.(1)
Realized Pricing
During 2Q19, Parsley reported an average unhedged oil price realization of $58.23/Bbl net of transportation costs, representing a discount of $1.68 to the average WTI Cushing price(3) for the quarter.
Operating Costs
Parsley registered favorable trends in operating costs and margins during the second quarter of 2019. The Company reported LOE per Boe of $3.35, down 8% versus 1Q19 expense levels. Favorable LOE unit cost trends were driven by artificial lift optimization, continued utilization of the Company’s integrated water handling system, and increased production volumes. Parsley is lowering full-year 2019 LOE per Boe guidance from $3.50-$4.50 to $3.40-$3.90.
Both G&A per Boe and cash based G&A per Boe(1), which excludes stock-based compensation expense, decreased quarter-over-quarter and year-over-year to $2.74 and $2.35, respectively, representing Company-record levels in each case. Encouraging G&A cost trends are a function of ongoing corporate cost savings initiatives, including a previously disclosed reduction in workforce. During 2Q19, Parsley incurred one-time restructuring and other termination costs of $1.6 million as part of its continuing effort to reduce future general and administrative expenses. These one-time costs are reported separately from the Company’s G&A and cash based G&A. Parsley is lowering full-year 2019 cash G&A per Boe guidance from $2.75-$3.25 to $2.60-$2.90.
Healthy realized oil pricing and favorable trends in the aforementioned cash operating costs drove a strong operating cash margin of $30.38 per Boe, or 78% of the Company’s average realized price per Boe.(1)
Capital Expenditures
Parsley reported capital expenditures of $372 million during the second quarter of 2019, comprised of $290 million for operated drilling and completion activity, $76 million for operated facilities and infrastructure, and $6 million associated with non-operated development activity.
Liquidity and Hedging
As of June 30, 2019, Parsley had approximately $1.0 billion of liquidity, consisting of $64 million of cash and cash equivalents and an availability of $951 million on the Company’s revolver.(4)
A significant majority of Parsley’s expected 2019 oil production remains subject to hedge protection. The Company also recently added to its 2020 hedge positions, including new Brent contracts that further align Parsley’s hedge position with its regional price exposure. Parsley’s portfolio of option contracts provides significant protection for its balance sheet and anticipated cash flow while retaining meaningful exposure to higher commodity prices. For details on Parsley’s hedge position, please see the tables below under Supplemental Information and/or, upon availability, the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2019.

2019 Guidance
Parsley is tightening its 2019 capital budget range, increasing its full-year 2019 net oil production guidance and decreasing its full-year 2019 unit operating cost guidance, reflecting strong execution across the organization. The Company expects third quarter 2019 net oil production to average 87-90 MBo/d. For further detail, please see the table below.

	Previous	Updated
	2019 Guidance	2019 Guidance
Production
Annual net oil production (MBo/d)	80.0-85.0	85.0-86.5
Annual net total production (MBoe/d)	124.0-134.0	134.0-139.0

Capital Program
Total development expenditures ($MM)	$1,350-$1,550	$1,400-$1,490
Drilling and completion (% of total)	~85%	~85%
Facilities, Infrastructure & Other (% of total)	~15%	~15%

Activity
Gross operated horizontal POPs(5)	130-140	135-140
Midland Basin (% of total)	~85%	~85%
Delaware Basin (% of total)	~15%	~15%
Average lateral length	10,000’-10,500’	10,100’-10,500’
Gross operated lateral footage (000’s)	1,350’-1,470’	1,365’-1,470’
Average working interest	~90%	93%-94%

Unit Costs
Lease operating expenses ($/Boe)	$3.50-$4.50	$3.40-$3.90
Cash general and administrative expenses ($/Boe)	$2.75-$3.25	$2.60-$2.90
Production and ad valorem taxes (% of total revenue)	6%-7%	6%-7%
Conference Call Information
Parsley Energy will host a conference call and webcast to discuss its results for the second quarter of 2019 on Wednesday, August 7 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). Participants should call 877-709-8150 (United States/Canada) or 201-689-8354 (International) 10 minutes before the scheduled time and request the Parsley Energy earnings conference call. A telephone replay will be available through September 6 by dialing 877-660-6853 (United States/Canada) or 201-612-7415 (International). Conference ID: 13692133. A live broadcast will also be available on the internet at www.parsleyenergy.com under the “Investors-Events & Presentations” section of the website. The Company has also posted a presentation to its website that supplements the information in this release.
Upcoming Conference Participation
Parsley plans to participate in the Heikkinen Energy Conference in Houston, Texas on August 13-14 and the Barclays Global CEO-Energy Power Conference in New York, New York on September 3-5.
About Parsley Energy, Inc.
Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition, development, exploration, and production of unconventional oil and natural gas properties in the Permian Basin. For more information, visit the Company’s website at www.parsleyenergy.com.
Forward Looking Statements
Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K. The risk factors and other factors noted in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

Investor Contacts:
Kyle Rhodes
Vice President - Investor Relations
or
Ken Beyer
Sr. Investor Relations Analyst
ir@parsleyenergy.com
(512) 505-5199

Media and Public Affairs Contacts:
Katharine McAden
Corporate Communications Manager
or
Kate Zaykowski
Corporate Communications Coordinator
media@parsleyenergy.com
(512) 220-7100

- Tables to Follow -

(1)
“Cash based G&A per Boe”, “Adjusted EBITDAX”, “operating cash margin”, and “adjusted net income” are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). For definitions and reconciliations of the non-GAAP financial measures of adjusted EBITDAX, operating cash margin, and adjusted net income to GAAP financial measures, please see the tables and associated commentary below under Reconciliation of Non-GAAP Financial Measures.

(2)	“Drilling efficiency” is measured based on drilled feet per operational day. “Operational days” are measured as days equipment is active and do not include mobilization or other idle time.
(3)	Represents Bloomberg-sourced 2Q19 average WTI Cushing price.
(4)	Revolver availability is net of letters of credit.
(5)	Wells placed on production.
Note
As used in this press release, free cash flow, a non-GAAP financial measure, is defined as cash flow from operations before changes in operating assets and liabilities less accrual-based development capital expenditures.

Parsley Energy, Inc. and Subsidiaries
Selected Operating Data
(Unaudited)

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Net production volumes:
Oil (MBbls)	7,881	7,102	6,165
Natural gas (MMcf)	13,004	10,488	9,235
Natural gas liquids (MBbls)	2,701	2,436	2,106
Total (MBoe)	12,749	11,286	9,811
Average daily net production (Boe/d)	140,099	125,400	107,813
Average sales prices(1) :
Oil, without realized derivatives (per Bbl)	$58.23	$51.83	$64.29
Oil, with realized derivatives (per Bbl)	$55.42	$49.40	$60.11
Natural gas, without realized derivatives (per Mcf)	$0.01	$1.38	$1.32
Natural gas, with realized derivatives (per Mcf)	$0.28	$1.33	$1.40
NGLs (per Bbl)	$14.18	$17.97	$27.20
Average price per Boe, without realized derivatives	$39.01	$37.78	$47.48
Average price per Boe, with realized derivatives	$37.54	$36.20	$44.92
Average costs (per Boe):
Lease operating expenses	$3.35	$3.65	$3.66
Transportation and processing costs	$0.52	$0.73	$0.66
Production and ad valorem taxes	$2.41	$2.43	$2.79
Depreciation, depletion and amortization	$15.57	$15.39	$14.84
General and administrative expenses (including stock-based compensation)	$2.74	$3.37	$3.67
General and administrative expenses (cash based)	$2.35	$2.90	$3.12

(1)
Average prices shown in the table reflect prices both before and after the effects of the Company’s realized commodity hedging transactions. The Company’s calculations of such effects include both realized gains and losses on cash settlements for commodity derivative transactions and premiums paid or received on options that settled during the period. Realized oil prices are net of transportation costs.

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except for per share data)(1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
REVENUES
Oil sales	$458,888	$396,325	$827,014	$727,428
Natural gas sales	141	12,235	14,593	29,659
Natural gas liquids sales	38,312	57,275	82,097	97,895
Other	1,200	1,953	2,508	5,547
Total revenues	498,541	467,788	926,212	860,529
OPERATING EXPENSES
Lease operating expenses	42,696	35,904	83,868	64,736
Transportation and processing costs	6,608	6,471	14,865	12,738
Production and ad valorem taxes	30,744	27,331	58,151	51,517
Depreciation, depletion and amortization	198,563	145,552	372,286	266,751
General and administrative expenses (including stock-based compensation)	34,907	35,991	72,944	70,986
Exploration and abandonment costs	72	3,366	23,066	8,777
Acquisition costs	—	(2)	—	2
Accretion of asset retirement obligations	353	359	698	713
Gain on sale of property	—	(5,166)	—	(5,055)
Restructuring and other termination costs	1,562	—	1,562	—
Other operating expenses	2,199	2,477	1,388	4,652
Total operating expenses	317,704	252,283	628,828	475,817
OPERATING INCOME	180,837	215,505	297,384	384,712
OTHER INCOME (EXPENSE)
Interest expense, net	(33,597)	(33,758)	(66,599)	(65,726)
Gain (loss) on derivatives	19,561	(9,466)	(100,126)	(20,259)
Change in TRA liability	—	—	—	(82)
Interest income	103	1,686	394	3,809
Other income	715	234	773	535
Total other expense, net	(13,218)	(41,304)	(165,558)	(81,723)
INCOME BEFORE INCOME TAXES	167,619	174,201	131,826	302,989
INCOME TAX EXPENSE	(32,625)	(33,243)	(24,835)	(56,568)
NET INCOME	134,994	140,958	106,991	246,421
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(19,059)	(21,803)	(15,120)	(44,376)
NET INCOME ATTRIBUTABLE TO PARSLEY ENERGY, INC. STOCKHOLDERS	$115,935	$119,155	$91,871	$202,045

Net income per common share:
Basic	$0.41	$0.44	$0.33	$0.76
Diluted	$0.41	$0.44	$0.33	$0.76
Weighted average common shares outstanding:
Basic	279,706	272,239	279,253	266,479
Diluted	279,768	272,846	279,363	267,043

(1)	Certain reclassifications and adjustments to prior period amounts have been made to conform with current presentation.

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	June 30, 2019	December 31, 2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$64,099	$163,216
Accounts receivable, net of allowance for doubtful accounts:
Joint interest owners and other	30,273	39,564
Oil, natural gas and NGLs	158,917	136,209
Related parties	892	94
Short-term derivative instruments, net	134,103	191,297
Other current assets	7,420	10,332
Total current assets	395,704	540,712
PROPERTY, PLANT AND EQUIPMENT
Oil and natural gas properties, successful efforts method	10,675,629	9,948,246
Accumulated depreciation, depletion and impairment	(1,647,036)	(1,295,098)
Total oil and natural gas properties, net	9,028,593	8,653,148
Other property, plant and equipment, net	188,144	170,739
Total property, plant and equipment, net	9,216,737	8,823,887
NONCURRENT ASSETS
Operating lease assets, net of accumulated depreciation	179,066	—
Long-term derivative instruments, net	39,750	20,124
Other noncurrent assets	6,809	6,640
Total noncurrent assets	225,625	26,764
TOTAL ASSETS	$9,838,066	$9,391,363

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$423,145	$364,803
Revenue and severance taxes payable	132,131	127,265
Short-term derivative instruments, net	150,427	152,330
Current operating lease liabilities	79,719	—
Other current liabilities	3,846	4,547
Total current liabilities	789,268	648,945
NONCURRENT LIABILITIES
Long-term debt	2,221,355	2,181,667
Deferred tax liability	156,159	131,523
Operating lease liability	102,479	—
Payable pursuant to tax receivable agreement	71,077	68,110
Long-term derivative instruments, net	40,485	16,633
Asset retirement obligations	26,948	24,750
Financing lease liability	2,294	—
Total noncurrent liabilities	2,620,797	2,422,683
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding	—	—
Common stock
Class A, $0.01 par value, 600,000,000 shares authorized, 282,134,006 shares issued and 281,116,921 shares outstanding at June 30, 2019 and 280,827,038 shares issued and 280,205,293 shares outstanding at December 31, 2018	2,821	2,808
Class B, $0.01 par value, 125,000,000 shares authorized, 35,538,145 and 36,547,731 shares issued and outstanding at June 30, 2019 and December 31, 2018	356	366
Additional paid in capital	5,190,453	5,163,987
Retained earnings	504,517	412,646
Treasury stock, at cost, 1,017,085 shares and 621,745 shares at June 30, 2019 and December 31, 2018	(17,401)	(11,749)
Total stockholders' equity	5,680,746	5,568,058
Noncontrolling interests	747,255	751,677
Total equity	6,428,001	6,319,735
TOTAL LIABILITIES AND EQUITY	$9,838,066	$9,391,363

(1)	Certain reclassifications and adjustments to prior period amounts have been made to conform with current presentation.

Parsley Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six Months Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$106,991	$246,421
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	372,286	266,751
Leasehold abandonments and impairments	22,189	8,323
Accretion of asset retirement obligations	698	713
Gain on sale of property	—	(5,055)
Stock-based compensation	10,298	10,432
Deferred income tax expense	24,835	56,568
Change in TRA liability	—	82
Loss on derivatives	100,126	20,259
Net cash paid for derivative settlements	(15,111)	(7,211)
Net cash paid for option premiums	(23,609)	(26,330)
Other	1,623	2,001
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(13,417)	(42,993)
Accounts receivable—related parties	(798)	147
Other current assets	7,245	(31,419)
Other noncurrent assets	(805)	(318)
Accounts payable and accrued expenses	18,465	(32,213)
Revenue and severance taxes payable	4,866	24,823
Net cash provided by operating activities	615,882	490,981
CASH FLOWS FROM INVESTING ACTIVITIES:
Development of oil and natural gas properties	(737,194)	(854,228)
Acquisitions of oil and natural gas properties	(24,591)	(56,014)
Additions to other property and equipment	(27,911)	(48,047)
Proceeds from sales of property, plant and equipment	37,893	42,553
Maturity of short-term investments	—	49,627
Other	4,489	35,018
Net cash used in investing activities	(747,314)	(831,091)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under long-term debt	352,000	—
Payments on long-term debt	(312,000)	(1,461)
Payments on financing lease obligations	(1,430)	—
Debt issuance costs	—	(45)
Repurchase of common stock	(5,652)	(10,871)
Distributions to owners from consolidated subsidiary	(603)	—
Net cash provided by (used in) financing activities	32,315	(12,377)
Net decrease in cash, cash equivalents and restricted cash	(99,117)	(352,487)
Cash, cash equivalents and restricted cash at beginning of period	163,216	554,189
Cash, cash equivalents and restricted cash at end of period	$64,099	$201,702
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$(58,164)	$(64,047)
Cash received for income taxes	$240	$—
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Asset retirement obligations incurred, including changes in estimate	$1,208	$940
Additions to oil and natural gas properties - change in capital accruals	$41,124	$46,969
Net premiums on options that settled during the period	$(19,748)	$(34,598)

(1)	Certain reclassifications and adjustments to prior period amounts have been made to conform with current presentation.

Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDAX
Adjusted EBITDAX is not a measure of net income as determined by GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by the Company’s management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDAX as net income before depreciation, depletion and amortization, exploration and abandonment costs, net interest expense, interest income, income tax expense, change in Tax Receivable Agreement (“TRA”) liability, stock-based compensation, acquisition costs, gain on sale of property, restructuring and other termination costs, accretion of asset retirement obligations, inventory write down, (gain) loss on derivatives, net settlements on derivative instruments and net premiums on options that settled during the period.
Management believes Adjusted EBITDAX is useful because it allows the Company to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company excludes the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. The Company’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDAX is a widely followed measure of operating performance.
The following table presents a reconciliation of Adjusted EBITDAX to the GAAP financial measure of net income attributable to Parsley Energy, Inc. stockholders for each of the periods indicated.
Parsley Energy, Inc. and Subsidiaries
Adjusted EBITDAX
(Unaudited, in thousands)(1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Adjusted EBITDAX reconciliation to net income:
Net income attributable to Parsley Energy, Inc. stockholders	$115,935	$119,155	$91,871	$202,045
Net income attributable to noncontrolling interests	19,059	21,803	15,120	44,376
Depreciation, depletion and amortization	198,563	145,552	372,286	266,751
Exploration and abandonment costs	72	3,366	23,066	8,777
Interest expense, net	33,597	33,758	66,599	65,726
Interest income	(103)	(1,686)	(394)	(3,809)
Income tax expense	32,625	33,243	24,835	56,568
EBITDAX	399,748	355,191	593,383	640,434
Change in TRA liability	—	—	—	82
Stock-based compensation	4,976	5,363	10,298	10,432
Acquisition costs	—	(2)	—	2
Gain on sale of property	—	(5,166)	—	(5,055)
Restructuring and other termination costs	1,562	—	1,562	—
Accretion of asset retirement obligations	353	359	698	713
Inventory write down	—	(17)	—	44
(Gain) loss on derivatives	(19,561)	9,466	100,126	20,259
Net settlements on derivative instruments	(8,455)	(7,019)	(16,794)	(9,892)
Net premiums on options that settled during the period	(10,232)	(18,072)	(19,748)	(34,598)
Adjusted EBITDAX	$368,391	$340,103	$669,525	$622,421

(1)	Certain reclassifications to prior period amounts have been made to conform with current presentation.

Operating Cash Margin
Operating cash margin is not a measure of operating income as determined by GAAP. Operating cash margin is a supplemental non-GAAP performance measure used by the Company as an indicator of the Company’s profitability and ability to manage its operating income. The Company defines operating cash margin as net income before income tax expense, other revenues, depreciation, depletion and amortization, exploration and abandonment costs, stock-based compensation, acquisition costs, accretion of asset retirement obligations, other operating expense, net interest expense, gain on sale of property, restructuring and other termination costs, (gain) loss on derivatives, change in TRA liability, interest income, and other income. The amounts included in the calculations of operating cash margin were computed in accordance with GAAP.
Operating cash margin is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in the Company’s condensed consolidated financial statements prepared in accordance with GAAP (including the notes), included in its SEC filings and posted on its website. The following table provides a reconciliation of operating cash margin to net income attributable to Parsley Energy, Inc. stockholders.
Parsley Energy, Inc. and Subsidiaries
Operating Cash Margin
(Unaudited, in thousands, except for per unit data)(1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating cash margin reconciliation to net income:
Net income attributable to Parsley Energy, Inc. stockholders	$115,935	$119,155	$91,871	$202,045
Net income attributable to noncontrolling interests	19,059	21,803	15,120	44,376
Income tax expense	32,625	33,243	24,835	56,568
Other revenues	(1,200)	(1,953)	(2,508)	(5,547)
Depreciation, depletion and amortization	198,563	145,552	372,286	266,751
Exploration and abandonment costs	72	3,366	23,066	8,777
Stock-based compensation	4,976	5,363	10,298	10,432
Acquisition costs	—	(2)	—	2
Accretion of asset retirement obligations	353	359	698	713
Other operating expense	2,199	2,477	1,388	4,652
Interest expense, net	33,597	33,758	66,599	65,726
Gain on sale of property	—	(5,166)	—	(5,055)
Restructuring and other termination costs	1,562	—	1,562	—
(Gain) loss on derivatives	(19,561)	9,466	100,126	20,259
Change in TRA liability	—	—	—	82
Interest income	(103)	(1,686)	(394)	(3,809)
Other income	(715)	(234)	(773)	(535)
Operating cash margin	$387,362	$365,501	$704,174	$665,437
Operating cash margin per Boe	$30.38	$37.25	$29.30	$36.52

Average price per Boe, without realized derivatives	$39.01	$47.48	$38.43	$46.92
Operating cash margin percentage	78%	78%	76%	78%

(1)	Certain reclassifications to prior period amounts have been made to conform with current presentation.

Adjusted Net Income
Adjusted net income is not a measure of net income determined in accordance with GAAP. Adjusted net income is a supplemental non-GAAP performance measure used by the Company’s management to evaluate financial performance, prior to (gains) losses on derivatives, net settlements on derivative instruments, net premiums received on options that settled during the period, gain on sale of property, restructuring and other termination costs, exploration and abandonment costs, acquisition costs, and change in TRA liability, while adjusting for noncontrolling interests and the associated changes in estimated income tax. Management believes adjusted net income is useful because it may enhance investors’ ability to assess Parsley’s historical and future financial performance. Adjusted net income should not be considered an alternative to, or more meaningful than, consolidated net income, operating income, or any other measure of financial performance presented in accordance with GAAP. The following table presents a reconciliation of the non-GAAP financial measure of adjusted net income to the GAAP financial measure of net income attributable to Parsley Energy, Inc. stockholders.
Parsley Energy, Inc. and Subsidiaries
Adjusted Net Income and Net Income Per Share
(Unaudited, in thousands, except per share data)(1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income attributable to Parsley Energy, Inc. stockholders	$115,935	$119,155	$91,871	$202,045
Adjustments:
(Gain) loss on derivatives	(19,561)	9,466	100,126	20,259
Net settlements on derivative instruments	(8,455)	(7,019)	(16,794)	(9,892)
Net premiums on options that settled during the period	(10,232)	(18,072)	(19,748)	(34,598)
Gain on sale of property	—	(5,166)	—	(5,055)
Restructuring and other termination costs	1,562	—	1,562	—
Exploration and abandonment costs	72	3,366	23,066	8,777
Acquisition costs	—	(2)	—	2
Change in TRA liability	—	—	—	82
Change in noncontrolling interests	4,102	1,688	(10,220)	2,334
Change in estimated income tax	7,023	2,961	(17,240)	3,482
Adjusted net income	$90,446	$106,377	$152,623	$187,436
Net income per diluted share - as reported(2)	$0.41	$0.44	$0.33	$0.76
Adjustments:
(Gain) loss on derivatives	$(0.06)	$0.03	$0.36	$0.08
Net settlements on derivative instruments	(0.03)	(0.02)	(0.06)	(0.04)
Net premiums on options that settled during the period	(0.04)	(0.07)	(0.07)	(0.13)
Gain on sale of property	—	(0.02)	—	(0.02)
Restructuring and other termination costs	0.01	—	0.01	—
Exploration and abandonment costs	—	0.01	0.08	0.03
Change in noncontrolling interests	0.01	0.01	(0.03)	0.01
Change in estimated income tax	0.02	0.01	(0.07)	0.01
Adjusted net income per diluted share(3)	$0.32	$0.39	$0.55	$0.70
Basic weighted average shares outstanding - as reported(2)	279,706	272,239	279,253	266,479
Effect of dilutive securities:
Restricted Stock and Restricted Stock Units	62	607	110	564
Diluted weighted average shares outstanding - as reported(2)	279,768	272,846	279,363	267,043
Effect of dilutive securities:
Restricted Stock and Restricted Stock Units	—	—	—	—
Diluted weighted average shares outstanding for adjusted net income(3)	279,768	272,846	279,363	267,043

(1)	Certain reclassifications to prior period amounts have been made to conform with current presentation.
(2)
For the three and six months ended June 30, 2019 and 2018, the number of weighted average diluted shares used to calculate actual net income per share is based on the fact that, under the “if converted” method, Class B Common Stock was not recognized because it would have been antidilutive.

(3)
For purposes of calculating adjusted net income per diluted share for the three and six months ended June 30, 2019 and 2018, Class B Common Stock was not recognized because the shares would have been antidilutive using the “if converted” method.

Open Derivatives Positions

Parsley Energy, Inc. and Subsidiaries
Open Crude Oil Derivatives Positions(1)

	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20
OPTION CONTRACTS:
CUSHING
Put Spreads - Cushing (MBbls/d)(2)	19.6	19.6
Long Put Price ($/Bbl)	$57.29	$57.29
Short Put Price ($/Bbl)	$47.29	$47.29
Three Way Collars - Cushing (MBbls/d)(3)	26.1	26.1
Short Call Price ($/Bbl)	$72.69	$72.69
Long Put Price ($/Bbl)	$51.88	$51.88
Short Put Price ($/Bbl)	$42.81	$42.81
Collars - Cushing (MBbls/d)(4)	21.2	21.2
Short Call Price ($/Bbl)	$58.26	$58.37
Long Put Price ($/Bbl)	$54.50	$54.56
MIDLAND
Put Spreads - Midland (MBbls/d)(2)	4.9	4.9
Long Put Price ($/Bbl)	$60.00	$60.00
Short Put Price ($/Bbl)	$50.00	$50.00
Three Way Collars - Midland (MBbls/d)(3)	4.9	4.9	6.7	6.6
Short Call Price ($/Bbl)	$64.65	$64.65	$77.50	$77.50
Long Put Price ($/Bbl)	$50.00	$50.00	$61.25	$61.25
Short Put Price ($/Bbl)	$45.00	$45.00	$51.25	$51.25
MAGELLAN EAST HOUSTON (“MEH”)
Put Spreads - MEH (MBbls/d)(2)	4.9	4.9	5.0	4.9
Long Put Price ($/Bbl)	$60.00	$60.00	$70.00	$70.00
Short Put Price ($/Bbl)	$50.00	$50.00	$60.00	$60.00
Three Way Collars - MEH (MBbls/d)(3)	3.3	3.3	36.7	36.3	19.6	19.6
Short Call Price ($/Bbl)	$75.00	$75.00	$75.98	$75.98	$76.63	$76.63
Long Put Price ($/Bbl)	$60.00	$60.00	$59.57	$59.57	$58.79	$58.79
Short Put Price ($/Bbl)	$50.00	$50.00	$49.58	$49.58	$48.79	$48.79
BRENT
Three Way Collars - Brent (MBbls/d)(3)				8.2	8.2	8.2
Short Call Price ($/Bbl)				$75.00	$75.00	$75.00
Long Put Price ($/Bbl)				$62.40	$62.40	$62.40
Short Put Price ($/Bbl)				$52.40	$52.40	$52.40
Total Option Contracts (MBbls/d)	84.8	84.8	48.4	56.0	27.8	27.8
Premium Realization ($MM)(5)	$(11.8)	$(11.8)	$(12.2)	$(12.6)	$(6.9)	$(6.9)
BASIS SWAPS:
Midland-Cushing Basis Swaps (MBbls/d)(6)	35.9	35.9	5.0	5.0
Basis Differential ($/Bbl)	$(1.63)	$(0.78)	$0.25	$0.25
MEH-Cushing Basis Swaps (MBbls/d)(6)	2.1	2.1
Basis Differential ($/Bbl)	$5.10	$5.10

Parsley Energy, Inc. and Subsidiaries
Open Natural Gas Derivatives Positions(1)

	3Q19	4Q19
OPTION CONTRACTS:
HENRY HUB
Three Way Collars - Henry Hub (MMBtu/d)(3)	32,609	32,609
Short Call Price ($/MMBtu)	$3.93	$3.93
Long Put Price ($/MMBtu)	$3.00	$3.00
Short Put Price ($/MMBtu)	$2.50	$2.50
Total MMBtu/d Hedged	32,609	32,609
BASIS SWAPS:
Waha-Henry Hub Basis Swaps (MMBtu/d)(6)	32,609	32,609
Basis Differential ($/MMBtu)	$(1.78)	$(1.64)

(1)	As of 8/6/2019. Prices represent the weighted average price of contracts scheduled for settlement during the period.
(2)
When the reference price (WTI, Midland, MEH, or Brent) is above the long put price, Parsley receives the reference price. When the reference price is between the long put price and the short put price, Parsley receives the long put price. When the reference price is below the short put price, Parsley receives the reference price plus the difference between the short put price and the long put price.

(3)	Functions similarly to put spreads except that when the index price is at or above the call price, Parsley receives the call price.
(4)
When the reference price (WTI) is above the call price, Parsley receives the call price. When the reference price is below the long put price, Parsley receives the long put price. When the reference price is between the short call and long put prices, Parsley receives the reference price.

(5)	Premium realizations represent net premiums paid (including deferred premiums), which are recognized as income or loss in the period of settlement.
(6)
Swaps that fix the basis differentials representing the index prices at which the Company sells its oil and gas produced in the Permian Basin less the WTI Cushing price and Henry Hub price, respectively.